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                                                                    EXHIBIT 16.1



[DELOITTE & TOUCHE LETTERHEAD]



August 25, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.

Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of Ligand Pharmaceuticals Incorporated's Form 8-K/A dated August 25, 2004, and we agree with the statements made in sentences 1, 2 and 3 of the first paragraph and the statements in paragraphs 2, 3 and 4.

We have no basis to agree or disagree with the 4th sentence in paragraph 1.

Yours truly,

/s/ Deloitte & Touche LLP